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                                                                    EXHIBIT 23.1

                      CONSENT of INDEPENDENT ACCOUNTANTS

                                    _______



We consent to the incorporation by reference in the Prospectus Supplement of AFS Funding Corp. dated May 19, 1998 relating to the AmeriCredit Automobile Receivables trust 1998-B of our report dated January 26, 1998, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".


                              /s/ COOPERS & LYBRAND L.L.P.


New York, New York
June 3, 1998